UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 30, 2008
Shopoff Properties Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Maryland

(State or Other Jurisdiction of Incorporation)

333-139042	20-5882165

(Commission File Number)	(IRS Employer Identification No.)

8951 Research Drive, Irvine, California	92618

(Address of Principal Executive Offices)	(Zip Code)
(877) 874-7348

(Registrant’s Telephone Number, Including Area Code)
Not applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01. Entry into a Material Definitive Agreement
Item 2.01. Completion of Acquisition or Disposition of Assets
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-10.1
EX-10.2
EX-10.3

1.01. Entry into a Material Definitive Agreement

On December 30, 2008, the parties to the Purchase and Sale Agreement and Joint Escrow Instructions entered into on September 30, 2008, TSG Little Valley, L.P. and Shopoff Advisors, L.P., agreed to extend the closing date of this transaction to January 15, 2009. The closing of the purchase of this property is contingent upon the execution of a separate purchase agreement with White Rock Acquisition Co., L.P., and the negotiations for the purchase of this separate property are on-going.
Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 31, 2008, an affiliate of Shopoff Properties Trust, Inc. (the “Company”), SPT-SWRC, LLC, a Delaware limited liability company formed for the purpose of this and other acquisitions (“SPT-SWRC”), closed on the acquisition of certain parcels of land located in an unincorporated area of Riverside County, California (the “Pulte Home Project”) pursuant to a Purchase and Sale Agreement and Escrow Instructions (the “Purchase Agreement”), dated December 23, 2008, with Pulte Home Corporation, a Michigan corporation (“Pulte Home”). SPT-SWRC, LLC is a wholly owned subsidiary of the Company’s affiliate, Shopoff Partners, L.P. The purchase price of the Pulte Home Project pursuant to the Purchase Agreement was $2,500,000. The Purchase Agreement was amended by that certain First Amendment to Purchase and Sale Agreement and Escrow Instructions, dated December 23, 2008, which, among other things, lowered the purchase price of the property from $2,500,000 to $2,000,000 and which memorialized certain agreements and understandings requiring SPT-SWRC to reconvey certain properties following the December 31, 2008 Pulte Home Project closing, pursuant to an existing reconveyance agreement to which the property was subject. These reconveyances were completed immediately after the acquisition. The Purchase Agreement was further amended by that certain Second Amendment to Purchase and Sale Agreement and Escrow Instructions, dated December 30, 2008, which allocated the payment of legal fees and provided for the recording of a memorandum pertaining to the reconveyed properties. The land, located in an area commonly known as Winchester Ranch, is partially improved with the surface being in the first stage of the grading process and with streets and lots undefined (rough graded). The land is zoned for residential properties with a portion set aside for multi-family residential units.

Pursuant to the Purchase Agreement, SPT-SWRC has agreed to replace existing subdivision improvement agreements and related bonds within 180 days of the closing and has executed a deed of trust in the amount of $4,692,800 securing this obligation. This deed of trust also secures SPT- SWRC’s obligation to record Tract Map No. 30266-2 within 180 days of the closing. Pulte Home has the right of first refusal to repurchase the Pulte Home Project, subject to certain terms and conditions and the Company's approval of such repurchase.

The compensation received by the Company’s affiliated advisor, Shopoff Advisors, and its affiliates upon consummation of this transaction is as follows: (i) an acquisition fee equal to 3% of the contract purchase price, or $60,000, and (ii) monthly asset management fees equal to 1/12 of 2% of the total contract price, or $3,333 per month, plus capitalized entitlement and project related costs, for the first year, and then based on the appraised value of the asset after one year. In addition, Shopoff Advisors will be reimbursed for acquisition expenses in the amount of approximately $30,000.

The Pulte Home Project is not an income-producing property. The purchase is being made based upon the anticipated capital appreciation of the property in the next four years.

SPT-SWRC paid an initial deposit of $100,000 to Pulte Home on December 23, 2008 and paid the balance of the purchase price solely from the proceeds of the Company’s initial public offering.

Pulte Home is not affiliated with the Company nor any of its affiliates.
This description of the Purchase Agreement is qualified in its entirety by the terms of the Purchase Agreement filed as Exhibit 10.1 hereto.
Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.
The Company hereby undertakes to file financials statements in response to this item on an amendment to the Current Report on Form 8-K no later than 71 calendar days after the deadline for this Form 8-K.
(b) Pro Forma Financial Information.
The Company hereby undertakes to file financials statements in response to this item on an amendment to the Current Report on Form 8-K no later than 71 calendar days after the deadline for this Form 8-K.
(c) Exhibits

Exhibit No.	Description

10.1	Purchase and Sale Agreement and Escrow Instructions by and between SPT-SWRC, LLC and Pulte Home Corporation, dated December 23, 2008, and amendments thereto.

10.2	Assignment and Assumption Agreement by and between SPT-SWRC, LLC and Pulte Home Corporation, dated December 30, 2008.

10.3	Amendment to Purchase and Sale and Joint Escrow Instructions by and between TSG Little Valley, L.P. and Shopoff Advisors, L.P., dated December 30, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHOPOFF PROPERTIES TRUST, INC.

Date: January 7, 2009

	By:	/s/ William A. Shopoff William A. Shopoff
President, Chief Executive Officer and Chairman of the Board of Directors

EXHIBIT INDEX

Exhibit No.	Description

10.1	Purchase and Sale Agreement and Escrow Instructions by and between SPT-SWRC, LLC and Pulte Home Corporation, dated December 23, 2008, and amendments thereto.

10.2	Assignment and Assumption Agreement by and between SPT-SWRC, LLC and Pulte Home Corporation, dated December 30, 2008.

10.3	Amendment to Purchase and Sale and Joint Escrow Instructions by and between TSG Little Valley, L.P. and Shopoff Advisors, L.P., dated December 30, 2008.